As filed with the Securities and Exchange Commission on August 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3072298
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan, as amended

(Full Title of the Plan)

Vincent J. Milano

President and Chief Executive Officer

Idera Pharmaceuticals, Inc.

167 Sidney Street

Cambridge, Massachusetts 02139

(Name and Address of Agent For Service)

(617) 679-5500

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☒
Non-accelerated filer ☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	10,000,000 shares	(2)	$1.85	(3)	$18,500,000	(3)	$2,145

(1)         In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Consists of 10,000,000 additional shares issuable under the Registrant’s 2013 Stock Incentive Plan, as amended.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on August 2, 2017.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 10,000,000 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2013 Stock Incentive Plan, as amended (the “2013 Plan”). In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-191076, filed with the Securities and Exchange Commission (the “Commission”) on September 10, 2013, the Registration Statement on Form S-8, File No. 333-197062, filed with the Commission on June 27, 2014, and the Registration Statement on Form S-8, File No. 333-206129, filed with the Commission on August 6, 2015, each relating to the 2013 Plan.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 7th day of August, 2017.

IDERA PHARMACEUTICALS, INC.

By:	/s/ VINCENT J. MILANO
Vincent J. Milano
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Idera Pharmaceuticals, Inc., hereby severally constitute and appoint Vincent J. Milano and Louis J. Arcudi, III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Idera Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT J. MILANO	President, Chief Executive Officer and Director	August 7, 2017
Vincent J. Milano	(Principal Executive Officer)

/s/ LOUIS J. ARCUDI, III	Chief Financial Officer and Treasurer	August 7, 2017
Louis J. Arcudi, III, MBA	(Principal Financial and Accounting Officer)

/s/ JAMES A. GERAGHTY	Chairman of the Board of Directors	August 7, 2017
James A. Geraghty

Director
Julian C. Baker

/s/ YOUSSEF EL ZEIN	Director	August 7, 2017
Youssef El Zein

/s/ MARK GOLDBERG	Director	August 7, 2017
Mark Goldberg, M.D.

/s/ MAXINE GOWEN	Director	August 7, 2017
Maxine Gowen, Ph.D.

Signature	Title	Date

/s/ KELVIN M. NEU	Director	August 7, 2017
Kelvin M. Neu, M.D.

Director
William S. Reardon, CPA

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1(1)	Specimen Certificate for shares of Common Stock, $0.001 par value, of the Registrant

4.2(2)	Restated Certificate of Incorporation of the Registrant, as amended

4.3(3)	Amended and Restated By-laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Ernst & Young LLP

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1(4)	Idera Pharmaceuticals, Inc. 2013 Stock Incentive Plan, as amended

99.2(5)	Amendment to Idera Pharmaceuticals, Inc. 2013 Stock Incentive Plan, as amended

99.3(6)	Amendment to Idera Pharmaceuticals, Inc. 2013 Stock Incentive Plan, as amended

(1)         Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, dated December 8, 1995 (File No. 33-99024) and incorporated herein by reference.

(2)         Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q on August 6, 2015 (File No. 001-31918) and incorporated herein by reference.

(3)         Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, dated November 6, 1995, as amended (File No. 33-99024), and incorporated herein by reference.

(4)         Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K, dated June 13, 2014 (File No. 001-31918) and incorporated herein by reference.

(5)         Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K, dated June 11, 2015 (File No. 001-31918) and incorporated herein by reference.

(6)         Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K, dated June 9, 2017 (File No. 001-31918) and incorporated herein by reference.